Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "APEX 8 INC.", CHANGING ITS NAME FROM "APEX 8 INC." TO "BIOADAPTIVES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 2013, AT 3:29 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5321852 8100
SR# 20195495653

Authentication: 203045067
Date: 06-18-19

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:41 PM 09/25/2013
FILED 03:29 PM 09/25/2013
SRV 131128328 - 5321852 FILE

CERTIFICATE OF AMENDEMENT
OF
CERTIFICATE OF INCORPORATION
OF
APEX 8 INC.

APEX 8 Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of APEX 8 Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbers "FIRST" so that, as amended said Article shall be and read as follows:

FIRST: The name of the corporation is: BioAdaptives, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said APEX 8 Inc. has caused this certificate to be signed by its Authorized Officer this 25 day of September, 2013.

BY: Gerald A. Epling -Signature

Name: Gerald Epling -please print

Title: CEO -please print